UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2021
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive
offices, including zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2021, Nicholas F. Graziano resigned from the Board of Directors (the “Board”) of Herc Holdings Inc. (the “Company”). Mr. Graziano was a director designated by Carl C. Icahn pursuant to the Nomination and Standstill Agreement, dated September 15, 2014 (the “Nomination and Standstill Agreement”), among the Company and Mr. Icahn and certain related entities and individuals.

Pursuant to the Nomination and Standstill Agreement, Mr. Icahn identified Andrew J. Teno as a replacement designee, and the Board appointed Mr. Teno as a director effective February 15, 2021 with a term expiring at the 2021 annual meeting of stockholders. The Board has determined that Mr. Teno is an independent director under the New York Stock Exchange listing standards and the Company's Corporate Governance Guidelines. Mr. Teno will serve as a member of the Finance Committee.

Mr. Teno will participate in the non-employee director compensation program, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2020. In addition, Mr. Teno entered into an Indemnification Agreement with the Company, which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing directors, as described in the 2020 definitive proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ S. Wade Sheek
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  February 16, 2021

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